Exhibit 16.1

June 1, 2007

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.02 included in the Form 8-K dated June 1, 2007 of VitalTrust Business Development Corporation (Commission file No. 0-27277) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to our firm.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Saddle Brook, NJ